EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is executed, entered into and effective the 31st day of October, 2007 by and Powder River Basin Gas Corp. (“Company”), Texoma Oil Field Services, Inc. (“Texoma”), and Mark Cook (“Seller”).

WHEREAS, Seller owns all the issued and outstanding shares of Texoma; and

WHEREAS, the Company desires to purchase 50% of the issued and outstanding shares of Texoma from Seller upon the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of and compliance by the parties with all their covenants in accordance with the terms of this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

1.01

Purchase and Sale.  Upon execution of this Agreement, Seller grants, bargains, sells and delivers to the Company certificates representing 500,000 shares of common stock of Texoma (“Shares”);  and the Company purchases and receives the Shares from Seller and acknowledges receipt of certificates representing the Shares, in exchange for the purchase price.

1.02

Purchase Price.  The Purchase Price for the Shares is as follows:

A.

2,000,000 shares of common stock of the Company at an agreed price of $1.00 per share;; plus

B.

Warrants to purchase an additional 2,000,000 shares of the Company, exercisable for $0.25 per share on or before October 31, 2010; plus

C.

A promissory note (“Note”) in the principal amount of $500,000 payable in installments in the form attached as Exhibit A hereto.

1.03

Purchase Price Guarantee.  The Company agrees that if the FMV of its common stock on the OTC BB or other market in which the Company’s common stock is trading on October 31, 2009 is not equal to or above $1.00 per share, then the Company will purchase at Seller’s option, that number of shares (up to 2,000,000) as shall equal $2,000,000 paid for at the FMV on October 31, 2009.  “FMV” shall mean for shares traded on the OTC BB, the average between the bid and the ask on the 20 trading days prior to the date in question and if traded on an exchange, then the average closing price on the 20 trading days prior to the date in question.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01.

General Representations and Warranties of Seller.  Seller represents and warrants to the Company as follows:

(a)

Organization.  Texoma Oil Field Services, Inc. is a Nevada corporation and  is duly organized, validly existing and in good standing in Oklahoma and in all other jurisdictions in which such qualification is required and has all requisite power and authority to conduct its business and operate properties as now conducted.

(b)

Capitalization.  The Company’s authorized capital consists of 1,000,000 shares of Common Stock, par value $0.001 per share.  At the date hereof, 1,000,000 shares of its Common Stock are issued and outstanding and owned by Seller.  All the shares owned by Seller, including the Shares, have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.  There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of capital stock or securities convertible into shares of its capital stock to anyone for any reason whatsoever or which restrict or limit the issuance or sale of the Shares.

(c)

Authorization.  The execution of this Agreement and the consummation of the other transactions contemplated hereby have been duly authorized by Seller; no other action on each Seller’s part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and Seller has all requisite authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(d)

Binding Effect.  The execution, delivery, performance and consummation of the transactions contemplated hereby will not violate any obligation to which the Texoma or Seller is a party and will not create a default thereunder; and this Agreement constitutes  a legal, valid and binding obligation of Texoma or Seller, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(e)

Litigation.  There are no suits, actions, claims or proceedings pending or threatened against Texoma or Seller, if adversely decided, would have a materially adverse effect on the Texoma’s business, results of operations, assets, prospects or the results of  operations or have a material adverse affect upon the Shares.

(f)

No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by Texoma or by Seller with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the Texoma’s corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which Texoma or Seller is a party or by which any of them or any of their assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects the Texoma’s assets or business or the Shares.

(g)

Consents.  No consent from or approval of any court, governmental entity or any other person is necessary in connection with  Seller’s execution and delivery of this Agreement and performance of Seller’s obligations hereunder or under any other agreement to which Seller or Texoma is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to Texoma or its assets or business or adversely affect the Company’s possession, ownership or transfer of the Shares.

(h)

Title to Assets.  Seller has good and marketable title to the Shares  free and clear of all liens, claims, encumbrances, pledges, options, restrictions, security agreements and rights of all third parties of every kind,  character and description.

(i)

No Broker’s Fees.  Neither Texoma  nor Seller has incurred a finder=s, broker=s, investment banking, financial, advisory or other similar fee by reason of the transactions contemplated hereby.

(j)

Full Disclosure.  Seller  has  made full disclosure of all material facts relating to Texoma and to the Shares.  There are no debts, duties, obligations, liabilities or other responsibilities of Texoma which have not been disclosed to the Company.  No statement made by Seller herein or in the exhibits hereto or any document delivered by Seller or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

2.02.   General Representations and Warranties of the Company. The Company represents and warrants to Seller that:

(a)

Authorization.  The execution of this Agreement and the consummation of the  transactions contemplated hereby have been duly authorized by the Company;  no other action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

(b)

Binding Effect.  The execution, delivery, performance and consummation of the transactions contemplated hereby will not violate any obligation to which the Company is a party and will not create a default thereunder, and this Agreement constitutes a legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

(c)

Litigation.  There are no suits, actions, claims or proceedings pending or threatened against the Company which seek to enjoin the transactions contemplated by this Agreement.

(d)

Consents.  No consent from or approval of any court, governmental entity or any other person is necessary in connection with the Company’s execution and delivery of this Agreement and  performance of its obligations hereunder.  The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to it or its assets or business.

(e)

Disclosure.  The Company has disclosed to Seller copies of its public filings with the Securities and Exchange Commission.

2.03.  Investment Representations of the Company.  The Company represents to Texoma and to Seller that:

(a)

It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares; and

(b)

It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares; and

(c)

The acquisition of the Shares by the Company is for its own accounts and is for investment; provided that this representation shall not prohibit or impair its ability to sell and of the Shares that may be freely traded without transfer restrictions; and

(d)

Except as permitted by law, it has no present intention of selling, transferring or otherwise disposing of  all or any portion of the Shares; and

(e)

It acknowledges that an investment in the Shares involves a very high degree              of risk; and

(f)

It  has relied on the accuracy of the information concerning Texoma provided to it by Texoma and by Seller; and

(g)

It  understands and agrees that the certificates representing the Shares may bear the usual and customary legend restricting the transferrability of the Shares except in compliance with applicable law.

ARTICLE III

INDEMNIFICATION

(a)

By Seller.  Seller agrees to indemnify, defend and hold harmless the Company and its shareholders,  directors, officers, employees, agents and representatives against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the (i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of Texoma or Seller contained in this Agreement or in any document delivered to the Company or its representatives by Texoma or Seller pursuant to this Agreement; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

(b)

By the Company. The Company agrees to indemnify, defend and hold harmless Texoma and Seller and its successor, representatives and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of:  (i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of the Company contained in this Agreement or in any document delivered by the Company to Texoma or to Seller pursuant to this Agreement; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

(c)

Costs.  The indemnification rights and obligations of a party hereto shall include the right to  receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

ARTICLE VI

MISCELLANEOUS

(a)   Miscellaneous.  No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto.  No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.  This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns.  Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.  This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein.  No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto.  This Agreement may be amended only by a written document signed by the parties.  Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.  This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

(b)   Dispute Resolutions.  All disputes not resolved by mutual agreement within 60 days or such longer time as the parties mutually agree shall at the request of any party be referred to mediation.  In the event a mutual agreement is not reached in mediation, all such disputes shall at the request of any party be resolved by binding arbitration conducted in Tulsa, Oklahoma in accordance with the Commercial Rules of Arbitration of the American Arbitration Association.  Each party hereby agrees to submit to arbitration and to cooperate with reasonable good faith diligence in the conduct of resolving all disputes arising hereunder or under any purchase order arising pursuant to this Agreement.  Each party agrees to be finally bound for all purposes by the decision reached in arbitration, unless the contesting party can prove that the arbitration award was infected with fraud, misconduct or is manifestly contrary to law. Each party agrees to submit to personal jurisdiction in the courts in Tulsa County, Oklahoma with respect to any proceeding to enforce an award in arbitration. Each party also agrees that venue in the courts of Tulsa County, Oklahoma is proper.  Each party agrees not contest venue or personal jurisdiction in any matter involving the interpretation or enforcement of any award granted in any arbitration conducted in accordance with this Agreement.  The prevailing party in any arbitration proceeding brought to enforce this Agreement and an award in arbitration shall be entitled to recover all its attorneys’ fees and expenses in addition to any other relief granted to it in arbitration or to which is shall be determined to be entitled.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 31st day of October, 2007.

Texoma Oil Field Services, Inc.

By____________________________

Mark Cook, President

____________________________________

Mark Cook, Individually

Powder River Basin Gas Corp.

By:_____________________________

Brian Fox, President

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